EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Otish Resources, Inc., a Delaware corporation (the “Company”) on Form 10-QSB for the six month period ending May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Stan Ford, Chief Executive Officer, Chief Financial Officer, Controller, Director and Secretary of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Otish Resources, Inc., and will be retained by Otish Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/  Stan Ford

Stan Ford, Chief Executive Officer, Chief

Financial Officer, Controller, Director and

Secretary

Date:   July 8, 2005